EXHIBIT 10.23

                           LAWYERS TITLE CORPORATION
                                    EMPLOYEE
                      NON-QUALIFIED STOCK OPTION AGREEMENT




         THIS AGREEMENT dated as of the 7th day of January, 1997, between Lawyers Title Corporation, a Virginia corporation (the "Company"), and _________________ ("Optionee"), is made pursuant and subject to the provisions of the Company's 1991 Stock Incentive Plan (the "Plan"), a copy of which is attached. All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan.
         1. Grant of Option. Pursuant to the terms of the Plan, the Company, on January 7, 1997, granted to Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of ________ shares of the common stock of the Company (the "Common Stock") at the option price of $21.50 per share. Such option is to be exercisable as hereinafter provided.
         2.       Terms and Conditions.   This option is subject to the
following terms and conditions:
                   (a) Expiration Date. The Expiration Date of this option is January 7, 2004.
                   (b) Exercise of Option. Except as provided in paragraphs 3, 4, 5 and 6 below, this option shall become exercisable with respect to twenty-five percent (25%) of the total number of shares covered by this option, as set forth in


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paragraph 1 above, for each full 12 month period, up to a total of four (4) such periods, that the Optionee continues to be employed by the Company after the date of the granting of this option. Once this option has become exercisable with respect to a particular number of shares in accordance with the preceding sentence, it shall continue to be exercisable with respect to such shares until the earlier of the termination of Optionee's rights hereunder pursuant to paragraph 3, 4, 5 or 6, or the Expiration Date. A partial exercise of this option shall not affect Optionee's right to exercise this option subsequently with respect to the remaining shares that are exercisable subject to the conditions of the Plan and this Agreement.
                  (c) Method of Exercising and Payment for Shares. This option may be exercised only by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the option when such option is being exercised in part in accordance with subparagraph 2(b) hereof. The exercise date shall be the date upon which such notice is received by the Company. Such notice shall be accompanied by payment of the option price in full for each share either in cash in United States Dollars, or by the surrender of shares of Common Stock, or by cash equivalent acceptable to the Company or any combination thereof having an aggregate fair market value equal to the option price.

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                  (d)      Cashless Exercise.  To the extent permitted by
applicable laws and regulations, at the request of the Optionee, the Company will cooperate in a "cashless exercise" in accordance with Section 8.05 of the Plan.
                  (e) Nontransferability. This option is nontransferable except, in the event of the Optionee's death, by will or by the laws of descent and distribution subject to the terms hereof. During Optionee's lifetime, this option may be exercised only by Optionee.
         3. Exercise in the Event of Death. This option shall become exercisable in full in the event that Optionee dies while employed by the Company or an Affiliate and prior to the Expiration Date of this option. In that event, this option may be exercised by Optionee's estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution. Optionee's estate or such persons must exercise this option, if at all, within two years of the date of Optionee's death or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the option be exercised prior to the expiration of six (6) months from the date of the grant of the option.

         4. Exercise in the Event of Permanent and Total Disability. This option shall be exercisable in full if Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate and prior to the Expiration Date of this option.


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In such event, Optionee must exercise this option, if at all, within two years of the date on which he terminates employment with the Company due to permanent and total disability or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the option be exercised prior to the expiration of six (6) months from the date of the grant of the option.

        5. Exercise After Retirement or Other Approved Circumstance. In the event that Optionee retires from employment with the Company or in any other circumstance approved by the Committee in its sole discretion, this option shall become exercisable in full but must be exercised by Optionee, if at all, within two years following his retirement date, in the event of his retirement, or within the period prescribed by the Committee, in an approved circumstance, or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the option be exercised prior to the expiration of six (6) months from the date of the grant of the option.

        6. Exercise After Termination of Employment. In all events, other than those events addressed in paragraphs 3, 4 and 5, in which the Optionee ceases to be employed by the Company or an Affiliate other than for cause, the Optionee may exercise this option, in whole or in part, with respect to that number of shares which are exercisable under Paragraph 2 b. above at the time of the termination of his employment; provided that this option must be exercised, if at all, within ninety (90) days

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following the date upon which he ceases to be employed by the Company or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the option be exercised prior to the expiration of six (6) months from the date of the grant of the option. If Optionee's employment is terminated for cause, his right to exercise this option shall terminate immediately. For the purposes of this Agreement, "cause" shall mean conduct that is unprofessional, unethical, immoral or fraudulent as determined in the sole discretion of the Compensation Committee.
         7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.
         8. No Right to Continued Employment. This option does not confer upon Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Optionee's employment at any time.
         9. Investment Representation. Optionee agrees that, unless such shares shall previously have been registered under the Securities Act of 1933,
(a) any shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale, and (b) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment

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representation shall terminate when such shares have been registered under the
Securities Act of 1933.
         10. Change in Control or Capital Structure. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this option, and the price per share thereof, shall be proportionately adjusted and its terms shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
         In the event of a Change in Control, the provisions of Section 13.03 of the Plan shall apply to this option. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

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         The grant of this option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.
         12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
         13. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
         14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and insure to the benefit of the legatees, distributees, and personal representatives of Optionee and the successors of the Company.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto, as of the date and year first above written.

OPTIONEE:                                      LAWYERS TITLE CORPORATION



___________________________                    By: _____________________________
                                               Title: __________________________


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                      LAWYERS TITLE INSURANCE CORPORATION
                                    EMPLOYEE
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                             DATED JANUARY 7, 1997
                         STRIKE PRICE PER SHARE: $21.50

                         LIST OF OPTIONEES AND AMOUNTS
                         -----------------------------

                                                                        Number
Optionee                                Title                         of Shares
----------                              -----                         ---------

Charles H. Foster, Jr.          Chairman & CEO                          35,000
Janet A. Alpert                 President & COO                         18,000
Kenneth Astheimer               Executive V.P. - Operations             10,000
Charles W. Keith                Executive V.P. - Operations             10,000
William H. Goodwyn, Jr.         Executive V.P. - Marketing               2,000
Russell W. Jordan, III          Senior V.P. & General Counsel            4,000
G. William Evans                Senior V.P. & CFO                        6,000
Robert J. Palmer                Senior V.P. & CIO                        4,000
John R. Blanchard               Senior V.P. & Controller                 2,000
H. Randolph Farmer              Senior V.P. - Communications             2,000
Randall E. Cox                  Senior V.P. - Regional Manager           2,500
Edward J. Zerwekh               Senior V.P. - Regional Manager           1,500
Joseph F. Drum, Jr.             Senior V.P. - Regional Manager           2,000
Jeffrey D. Vaughan              Senior V.P. - National                   6,000
                                Division Manager